EMPLOYMENT AGREEMENT

                                     BETWEEN

                            HEALTHRITE, INCORPORATED

                                       AND

                                 REED VORDENBERG

     AGREEMENT dated as of May 1, 1998 between HealthRite, Incorporated, a Delaware Corporation, with its principal office located at 11445 Cronhill Drive. Owings Mills, Maryland 21117, hereinafter called the "Employer," and Reed Vordenberg, an individual residing at 4228 Chimney Point, Bloomfield Hills, Michigan 48302, hereinafter called the "Employee," an employee of HealthRite, Inc.

     WHEREAS, Employee and employer now desire to mutually enter into an Employment relationship as Employee and Employer, and all employment thereunder;

     NOW THEREFORE, in consideration of their mutual promises set forth herein, the TERMS OF EMPLOYMENT as parties hereby agree as follows:

     1. EMPLOYMENT. Employer and Employee hereby mutually agree that the employment of Employee by Employer, is hereby effective immediately.

     2. DURATION OF EMPLOYMENT. Employer and Employee enter into an Employment Agreement until March 1, 2000. This Employment Agreement expires on March 1, 2000, unless terminated earlier pursuant to the provisions of paragraph 14.

     3. TERMINATION AGREEMENT. Employer and Employee mutually agreed that the employment of Employee by Employer shall expire on March 1, 2000, unless a new Employment Agreement is negotiated.

     4.   PERFORMANCE CRITERIA.

          a. Continuation of employment requires that the employee, the President of HealthRite, Inc., to devote all of his business time, skill and energy to the affairs and business of the Company and its subsidiaries.

          b. Performing the duties designated by the Board to him as the President of HealthRite, Inc.

               1) Primary Duties: Sales and Marketing development of all HealthRite products to doctors, clinics, healthfood, drug stores, grocery stores, and mass merchandisers to include distributors who service the retailers. As the President of HealthRite, the Employee will be responsible for the sales and marketing development strategy in conjunction with CEO and the President of Montana Naturals Internat'l., Inc.

               2) Secondary Duties: Chief Operating Officer of Jason Pharmaceuticals, Inc.

               3) All personnel, purchasing, information systems and finance are corporate functions that will report to the Chief Financial Officer of the Company.

          c. Using Employee's best efforts to promote the interests and welfare of the Company and its subsidiaries. Developing sales and marketing for all HealthRite products.

          d. All functions normally associated with the Chief Financial Officer (CFO) and Corporate Controller will not report to the Employee as President of HealthRite, Inc.

          e. Employee shall report directly to the Chairman and the Chief Executive Officer of the Employer, Mr. Bradley T. Mac Donald. 5. COMPENSATION. Employee will be paid SEVENTY-FIVE THOUSAND DOLLARS ($75,000) annually, which shall be paid in bi-weekly installments.

     6. DEFERRED COMPENSATION. Employee will be paid a deferred compensation of FIFTY THOUSAND DOLLARS ($50,000) on or before December 31, 1998.

          a. This deferred compensation will be paid in cash or stock, at the Employee's option if the Company meets its sales goals.

          b. This deferred compensation will be paid in cash or stock, at the Employee's option, if the Company meets its sales goals.

     7. STOCK OPTIONS. Employee will receive One Hundred Thousand (100,000) shares of the common stock of HealthRite, Inc., under the HealthRite, Inc. 1993 Stock Option Plan, to be effective immediately.

     8. BENEFITS. Employee shall be entitled to all medical, hospital and disability benefits made available to the other employees of the Employer.

     9. VACATION. Employee shall be entitled to two (2) weeks paid vacation per year.

     10.  PLACE OF EMPLOYMENT

          a. The Employee shall perform his duties under this Agreement from the Employer's principal place of business at 11445 Cronhill Drive, Owings Mills, Maryland 21117.

          b. The Employer agrees that Employee may perform limited duties, with a temporary office located at 34119 West 12 Mile Road, Suite 365, Farmington Hills, Michigan 48331.

          c. The Employee shall spend at least 50% of his time performing his duties at the Employer's principal place of business d. The temporary office shall have a dedicated telephone, that is to be identified to all callers as "HealthRite," to prevent confusion to callers.

     11. DISCLOSURE. Full and complete disclosure made to the Board, of all employment, association, services performed or otherwise act in any capacity (including without limitation as an employee, independent contractor, or consultant) for, or otherwise be engaged by or any other entity involved in or connected with the business in which the Employer or any of its subsidiaries has or had been engaged which currently principally consists of the production


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


          or distribution of nutritional products, dietary supplements, weight management and related health care products.

     12. NON-COMPETITION. During the term of this Agreement and, for an additional period of one year following the duration of this Agreement, Employee shall not perform services or otherwise act in any capacity (including without limitation as an employee, independent contractor, or consultant) for, or otherwise be engaged by or any other entity involved in or connected with the business in which the Employer or any of its subsidiaries has or had been engaged during the course of the employment of Employee by the Employer, which currently principally consists of the production or distribution of nutritional products, dietary supplements, weight management and related health care products.

     13. NON-DISCLOSURE. Employee agrees that during and after the Term of this Employment Agreement that any confidential information concerning the Company or their respective businesses which comes to Employee in the course of Employee's employment and which is not (independent of disclosure by Employee) public knowledge or general knowledge in the trade, shall remain confidential and, except as required by legal process, may not be used or made available for any purpose.

     14.  TERMINATION.

          a. The Employer shall have the right to discharge Employee and terminate this Agreement for Cause (as hereinafter defined) by written notice to Employee and this Agreement shall be deemed terminated as of the date of such notice.

          b.   For the purpose of this Agreement, "Cause" shall mean:

               1)   conviction of a felony,

               2) gross neglect or gross misconduct (including conflict of interest) in the carrying out of Employee's duties,

               3) repeated or substantial failure, refusal or neglect to perform Employee's duties in accordance with paragraphs 4 and 10 hereof,

               4) the engaging by Employee in a material act or acts of dishonesty affecting the Company, any affiliate or any client of the company, or

               5) Drunkenness or the illegal use of drugs by Employee materially and repeatedly interfering with performance of Employee's obligations under this Agreement.

          c. In the event of a termination by the Company pursuant to this paragraph 14, the Employer shall not be under any further obligation Employee hereunder except to pay Employee, subject to the Company's rights and remedies in the circumstances:

               1) Salary, prorated deferred compensation and benefits accrued and payable up to the date of such termination, and


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


               2) Reimbursement for expenses accrued and payable that Employee was authorized to incur for reasonable and necessary expenses in connection with the discharge of Employee's duties and in promoting the business of the Company.

     15. JURISDICTION. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts entirely made and performed therein.

     16. ENTIRE AGREEMENT. This Agreement shall constitute the entire agreement between the parties and any prior understanding or representation of any kind preceding the date of this agreement shall not be binding upon either party except ANY PREVIOUS LEGAL REPRESENTATION BINDING ON THE CORPORATON.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.


                                          EMPLOYER:

                                          HEALTHRITE, a Delaware corporation


                                          /s/ BRADLEY T. MAC DONALD
                                          --------------------------------------
                                              Bradley T. Mac Donald
                                              Chairman & CEO



                                          EMPLOYEE:


                                          /s/ REED VORDENBERG
                                          --------------------------------------
                                              Reed Vordenberg
                                              President, HealthRite, Inc.



Date: May 1, 1998

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